Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
SECOND QUARTER 2026 FINANCIAL RESULTS*

Second quarter 2026 GAAP loss per share of $(0.21)(1)
Second quarter 2026 adjusted diluted earnings per share of $2.19(2)(3)(4), up 78.0 percent year-over-year

* Second quarter results include the financial performance of Sun Country only from and after the date the acquisition closed on May 13, 2026

LAS VEGAS. August 4, 2026 — Allegiant Travel Company (NASDAQ: ALGT) today reported the below financial results for second quarter 2026, as well as comparisons to the prior year.

"Our record quarterly revenue and strong second-quarter operating margin, achieved despite materially higher fuel costs, demonstrate the strength and resiliency of Allegiant’s business model," stated Greg Anderson, chief executive officer of Allegiant Travel Company. "Despite a 6.8 percent capacity reduction, standalone Allegiant increased unit revenue 24.6 percent year over year and expanded adjusted operating margin 0.4 percentage points to 9.0 percent, keeping us on track to rank among the industry leaders in full-year operating margin.

"For the combined company, adjusted earnings per share of $2.19 were well above our guidance range. The upside was supported by strong operating results and approximately seven weeks of Sun Country earnings following our mid-May close. We are pleased with the pace of integration and are confident that we will achieve a minimum of $140 million in annual run-rate synergies within three years of close.

"Commercially, we are expanding customer choice through Allegiant First, which will debut on select aircraft next year; our new distribution agreement with Expedia, which is bringing in new customers to Allegiant; and our award-winning cobrand credit card, for which bank remuneration increased 23.6 percent year over year.

"Looking to the second half of 2026, leisure demand remains strong, and we expect the combined company’s third-quarter unit revenue growth to be approximately in line with the 24.6 percent increase achieved by standalone Allegiant in the second quarter. Given fuel volatility, we will continue to trim off-peak flying while preserving the peak-period schedule. For the full year we are introducing combined-company adjusted earnings per share guidance of more than $6.00, reflecting the addition of Sun Country and current fuel prices.

"In closing, none of this happens without our team members, and I want to express my gratitude to Team Allegiant and Team Sun Country. We have never been better positioned, and I'm excited to build on this momentum in the quarters ahead as the leading leisure airline in the United States."

Summary Results

Consolidated(6)	Three Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2026	2025	YoY
Total operating revenue	$943.5	$689.4	36.9%
Total operating expense	922.4	756.9	21.9%
Operating income (loss)	21.1	(67.5)	131.3%
Loss before income taxes	(5.2)	(88.6)	94.1%
Net loss	(4.9)	(65.2)	92.5%
Diluted loss per share	(0.21)	(3.62)	NM
Sunseeker special charges, net(3)	—	103.3	NM
Airline special charges(3)	66.0	14.6	NM
Adjusted income before income taxes(2)(3)(4)	64.5	29.4	119.4%
Adjusted net income(2)(3)(4)	51.1	22.7	125.1%
Adjusted diluted earnings per share(2)(3)(4)	2.19	1.23	78.0%

Allegiant Air(7)	Three Months Ended June 30,		Percent Change(5)
(unaudited) (in millions, except per share amounts)	2026	2025	YoY
Allegiant Air operating revenue	$776.2	$668.8	16.1%
Allegiant Air operating expense	746.1	625.6	19.3%
Allegiant Air operating income	30.1	43.2	(30.3)%
Allegiant Air income before income taxes	7.8	29.7	(73.7)%
Allegiant Air special charges(3)	39.5	14.6	NM
Adjusted Allegiant Air operating margin(2)(3)	9.0%	8.6%	0.4

Consolidated(6)	Six Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2026	2025	YoY
Total operating revenue	$1,675.9	$1,388.5	20.7%
Total operating expense	1,573.7	1,390.9	13.1%
Operating income (loss)	102.2	(2.5)	NM
Income (loss) before income taxes	60.8	(46.6)	NM
Net income (loss)	37.6	(33.1)	NM
Diluted earnings (loss) per share	1.80	(1.84)	NM
Sunseeker special charges, net(3)	—	100.4	NM
Airline special charges(3)	93.7	16.0	NM
Adjusted income before income taxes(2)(3)(4)	158.3	73.2	116.3%
Adjusted net income(2)(3)(4)	120.7	56.2	114.8%
Adjusted diluted earnings per share(2)(3)(4)	5.77	3.03	90.4%

Allegiant Air(7)	Six Months Ended June 30,		Percent Change(5)
(unaudited) (in millions, except per share amounts)	2026	2025	YoY
Allegiant Air operating revenue	$1,508.6	$1,337.1	12.8%
Allegiant Air operating expense	1,397.4	1,233.1	13.3%
Allegiant Air operating income	111.2	104.0	6.9%
Allegiant Air income before income taxes	73.9	79.3	(6.8)%
Allegiant Air special charges(3)	67.3	16.0	NM
Adjusted Allegiant Air operating margin(2)(3)	11.8%	9.0%	2.8

(1)Second quarter 2026 GAAP loss per share includes one-time transaction and integration costs related to the Sun Country transaction.
(2)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(3)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, organizational restructuring, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(4)In 2026 and 2025, the Company incurred losses on debt extinguishment related to prepayment of debt facilities. These are added back, where appropriate, in our adjusted results.
(5)Except adjusted Allegiant Air-only operating margin, which is percentage point change.
(6)Comparability of consolidated figures to prior year performance is significantly impacted by the acquisition of Sun Country as of May 13, 2026, and by the sale of Sunseeker Resort in September 2025, as a result of which there were no operating revenues or operating expenses related to the Sunseeker segment after the sale.
(7)In this table, Allegiant Air figures are presented excluding Sun Country results for comparability to the prior year.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

Second Quarter 2026 Results and Highlights

•Second quarter consolidated results include Sun Country operations from and after the May 13, 2026 closing date of the transaction

•Consolidated total operating revenue(3) of $943.5M
•Record Allegiant standalone revenue of $776.2M, up 16.1 percent year over year on 6.8 percent less capacity
•Allegiant standalone quarterly TRASM record of 14.42 ¢, up 24.6 percent year over year
•Consolidated third party products revenue of $45.8M
◦Allegiant standalone third party products revenue of $44.5M, up 32.2 percent year over year driven by cobrand strength

•Adjusted operating income(1)(2)(3) of $87.1M, yielding an adjusted operating margin of 9.2 percent
•Adjusted Allegiant-only operating income of $69.6M, yielding an adjusted operating margin of 9.0 percent, a 0.4-point improvement over the prior year, despite a 73 percent increase in fuel cost per gallon

•Adjusted income before income tax(1)(2)(3)(4) of $64.5M, yielding an adjusted pre-tax margin of 6.8 percent
•Adjusted Allegiant-only income before income tax(1)(2)(3)(4) of $51.1M, yielding an adjusted pre-tax margin of 6.6 percent

•Adjusted EBITDA(1)(2)(3)(4) of $157.7M, yielding an adjusted EBITDA margin of 16.7 percent
•Adjusted Allegiant-only EBITDA(1)(2)(3)(4) of $128.0M, yielding an adjusted EBITDA margin of 16.5 percent

•Adjusted operating CASM, excluding fuel, special charges, and cargo expenses(2)(3) of 8.19 ¢
•Adjusted Allegiant-only operating CASM, excluding fuel(2)(3) of 8.17 ¢, up 6.4 percent year over year on 6.8 percent less capacity

•Available seat miles per gallon of fuel of 86.2
•Allegiant Air available seat miles per gallon of fuel of 85.4, up 0.8 percent year over year

•$41.2M in total Allegiant Air cobrand credit card remuneration received, up 23.6 percent year over year

•In July, entered a 12-month exclusive distribution agreement with Expedia Group, Allegiant's first-ever authorized online travel agency ("OTA") partner, bringing the Company's nonstop network to all of Expedia Group's U.S. brands and expanding reach to new leisure customers

•In July, announced enhancements to the onboard experience, including complimentary inflight beverage service on all Allegiant flights beginning August 1, 2026, and Allegiant First, a new premium seating tier debuting on select aircraft in spring 2027, with seats anticipated to go on sale mid-August

•On July 31, a new collective bargaining agreement with the International Brotherhood of Teamsters representing the Allegiant pilots was ratified with nearly 80 percent of votes in favor

Balance Sheet, Cash and Liquidity

•Consolidated total available liquidity at June 30, 2026 was $1.3B, which included $1.1B in cash and investments and $250.0M in undrawn revolving credit facilities

•$46.0M in consolidated cash from operations during second quarter 2026

•Consolidated total debt at June 30, 2026 was $2.8B
•Includes $546.8M of debt and finance lease obligations attributable to Sun Country
•Reflects the issuance of $650.0M of new 7.125% Senior Secured Notes due 2031, with a portion of proceeds used to early tender for and repurchase of $377.5M of our 7.250% Senior Secured Notes due 2027
•Net debt at June 30, 2026 was $1.7B

•Consolidated debt principal payments of $445.0M during the quarter, which included $422.3M for Allegiant and $22.7M for Sun Country
•Includes $377.5M related to the early tender for and repurchase of more than 90% of Allegiant's 7.250% Senior Secured Notes due 2027

•Consolidated air traffic liability at June 30, 2026 was $570.6M, which included $436.8M for Allegiant and $133.9M for Sun Country

Capital Expenditures

•Second quarter Allegiant Air capital expenditures of $183.2M, which included $155.6M for aircraft-related capital expenditures and $27.6M in other capital expenditures

•Second quarter Allegiant Air deferred heavy maintenance expenditures were $15.9M

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, organizational restructuring, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages (net of recoveries). For a listing of these charges, see the special charges table in Appendix A of this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)Prior-year amounts presented above reflect Allegiant Air only results and exclude Sun Country results and also exclude Sunseeker Resort, which was sold in 2025. Current-period results are compared against these airline-only prior-year figures to improve comparability.
(4)In second quarter 2026, the Company incurred losses on debt extinguishment related to prepayment of debt facilities. These are added back, where appropriate, in our adjusted results.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for adjusted earnings per share and adjusted operating margin in the table below. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

The below guidance is for the combined Allegiant and Sun Country entity.

Third quarter 2026 guidance

System ASMs - year-over-year change(5)	(~6.5%)
Scheduled service ASMs - year-over-year change(5)	(~5.5%)

Fuel cost per gallon	$3.80
Adjusted operating margin(1)	1.0% - 3.0%
Interest expense(2) (millions)	~$50
Capitalized interest(2) (millions)	(~$7)
Interest income (millions)	~$12
Weighted average shares outstanding (millions)	27.3
Adjusted earnings per share(1)	($1.00) - ($0.00)

Full-year 2026 guidance
Fuel cost per gallon	$3.70
Weighted average shares outstanding (millions)	23.9
Adjusted earnings per share(1)	>$6.00

Full-year CAPEX
Aircraft-related capital expenditures(3) (millions)	$640 to $660
Capitalized deferred heavy maintenance (millions)	$75 to $85
Other capital expenditures (millions)	$115 to $125

Recurring principal payments(4) (millions) (full year)	$205 to $215

(1)    Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(2)     Includes capitalized interest related to pre-delivery deposits on new aircraft.
(3)     Aircraft-related capital expenditures include the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft.
(4)     Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft
(5)    Year-over-year change is calculated relative to prior-year combined entity pro forma available seat miles (ASMs) for the three months ended September 30, 2025 of 6,710,010 (in thousands) for total system and 6,143,764 (in thousands) for scheduled service

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	2Q26	3Q26	YE26
Passenger service
Airbus A320	77	76	73
Airbus A319	28	27	26
Boeing 737 MAX-8	19	21	25
Boeing 737-800 (Sun Country)	44	43	43
Boeing 737-900ER (Sun Country)	3	3	3
Total aircraft in passenger service	171	170	170
Boeing 737-800F (Sun Country - Cargo)	22	22	22
Total	193	192	192

The table above is management's best estimate and is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude both aircraft that we expect to take delivery of but not to be placed in service until a subsequent period as well as aircraft in temporary storage. The numbers exclude three aircraft owned by the Company but on operating lease to other carriers.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Tuesday, August 4, 2026 to discuss its second quarter 2026 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Through Allegiant Air and Sun Country Airlines, the Company serves approximately 22 million annual customers across scheduled passenger, charter and cargo operations. Together, the airlines operate more than 650 routes serving nearly 175 cities throughout the United States and select international destinations. Allegiant is committed to providing affordable travel options, operational excellence and long-term value for customers, employees, communities and shareholders. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed in connection with our fleet and network, the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, the perceived acceptability of our environmental, social and governance efforts, the risk that the combined company after the Sun Country acquisition will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Sun Country acquisition or that any of the foregoing may take longer to realize or be more costly to achieve than expected, the diversion of management's attention and time from ongoing business operations and opportunities to integration matters, the risk that the integration of Sun Country's operations will be materially delayed or will be more costly or difficult than expected or that Allegiant is otherwise unable to successfully integrate Sun Country's businesses into its businesses, and reputational risk and potential adverse reactions of Allegiant's or Sun Country's customers, suppliers, employees, labor unions or other business partners, including those resulting from the completion of the Sun Country acquisition and the integration of the companies.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Loss(1)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent Change
	2026	2025	YoY
OPERATING REVENUES:
Passenger	$822,491	$617,908	33.1%
Third party products	45,758	33,649	36.0
Fixed fee contracts	45,723	17,019	168.7
Cargo	27,586	—	NM
Other	1,932	20,808	NM
Total operating revenues	943,490	689,384	36.9
OPERATING EXPENSES:
Aircraft fuel	307,669	165,752	85.6
Salaries and benefits	250,318	214,102	16.9
Station operations	95,551	75,248	27.0
Depreciation and amortization	70,709	68,519	3.2
Maintenance and repairs	49,252	36,379	35.4
Sales and marketing	35,194	26,837	31.1
Aircraft rent	7,015	11,023	(36.4)
Other	40,716	41,089	(0.9)
Special charges, net of recoveries	65,952	117,924	NM
Total operating expenses	922,376	756,873	21.9
OPERATING INCOME (LOSS)	21,114	(67,489)	NM
OTHER (INCOME) EXPENSES:
Interest income	(8,840)	(10,359)	(14.7)
Interest expense	40,072	35,756	12.1
Capitalized interest	(4,937)	(4,562)	8.2
Other, net	39	240	(83.8)
Total other expenses	26,334	21,075	25.0
LOSS BEFORE INCOME TAXES	(5,220)	(88,564)	94.1
INCOME TAX BENEFIT	(360)	(23,398)	98.5
NET LOSS	$(4,860)	$(65,166)	92.5
Loss per share to common shareholders:
Basic	($0.21)	($3.62)	94.2
Diluted	($0.21)	($3.62)	94.2
Shares used for computation(2)(3):
Basic	22,852	17,995	27.0
Diluted	22,852	17,995	27.0

(1)Second quarter results include the financial performance of Sun Country only for the period from and after May 13, 2026.
(2)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
(3)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition and the period of time such shares were outstanding.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss(1)
(in thousands)
(Unaudited)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Allegiant	Sun Country(2)	Consolidated	Allegiant	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$717,016	$105,475	$822,491	$617,908	$—	$617,908
Third party products	44,483	1,275	45,758	33,649	—	33,649
Fixed fee contracts	14,523	31,200	45,723	17,019	—	17,019
Cargo	—	27,586	27,586	—	—	—
Other	185	1,747	1,932	174	20,634	20,808
Total operating revenues	$776,207	$167,283	$943,490	$668,750	$20,634	$689,384
OPERATING EXPENSES:
Aircraft fuel	265,123	42,546	307,669	165,752	—	165,752
Salaries and benefits	201,337	48,981	250,318	203,485	10,617	214,102
Station operations	76,139	19,412	95,551	75,248	—	75,248
Depreciation and amortization	58,521	12,188	70,709	64,961	3,558	68,519
Maintenance and repairs	39,349	9,903	49,252	36,379	—	36,379
Sales and marketing	29,860	5,334	35,194	25,119	1,718	26,837
Aircraft rent	7,015	—	7,015	11,023	—	11,023
Other operating expenses	29,263	11,453	40,716	29,031	12,058	41,089
Special charges, net of recoveries	39,514	26,438	65,952	14,595	103,329	117,924
Total operating expenses	746,121	176,255	922,376	625,593	131,280	756,873
OPERATING INCOME/(LOSS)	30,086	(8,972)	21,114	43,157	(110,646)	(67,489)
OTHER (INCOME) EXPENSES:
Interest income	(8,093)	(747)	(8,840)	(10,359)	—	(10,359)
Interest expense	35,200	4,872	40,072	28,121	7,635	35,756
Capitalized interest	(4,937)	—	(4,937)	(4,562)	—	(4,562)
Other non-operating expenses	74	(35)	39	240	—	240
Total other expenses	22,244	4,090	26,334	13,440	7,635	21,075
INCOME (LOSS) BEFORE INCOME TAXES	$7,842	$(13,062)	$(5,220)	$29,717	$(118,281)	$(88,564)

(1)    Segment results for 2025 only are presented for Allegiant and Sunseeker Resort, as Sunseeker Resort was sold in September 2025. Following the acquisition of Sun Country Airlines on May 13, 2026, segment results for 2026 are presented for Allegiant and Sun Country.
(2)    Results include the financial performance of Sun Country only for the period from and after May 13, 2026.

Allegiant Travel Company
Airline Operating Statistics(1)
(Unaudited)

	Three Months Ended June 30,				Percent Change(2)
	2026		2025		YoY
AIRLINE OPERATING STATISTICS (CONSOLIDATED)
Total system statistics:
Passengers	5,753,539		5,127,025		12.2%
Available seat miles (ASMs) (thousands)	6,406,325		5,799,409		10.5
Airline operating expense per ASM (CASM) (cents)	13.89	¢	10.79	¢	28.7
Airline operating CASM, excluding fuel, special charges and cargo expenses (cents)	8.19	¢	7.68	¢	6.6
Departures	42,833		37,314		14.8
Block hours	104,652		88,749		17.9
Average stage length (miles)	905		886		2.1
Average block hours per aircraft per day	7.2		7.7		(6.5)
Full-time equivalent employees at end of period	8,484		5,980		41.9
Fuel gallons consumed (thousands)	74,292		68,452		8.5
ASMs per gallon of fuel	86.2		84.7		1.8
Average fuel cost per gallon	$4.14		$2.42		71.1
Scheduled service statistics:
Passengers	5,616,207		5,077,788		10.6
Revenue passenger miles (RPMs) (thousands)	5,226,070		4,610,321		13.4
Available seat miles (ASMs) (thousands)	6,097,107		5,629,040		8.3
Load factor	85.7%		81.9%		3.8
Departures	37,502		36,056		4.0
Block hours	92,259		85,980		7.3
Average seats per departure	177.0		175.1		1.1
Yield (cents)(3)	8.26	¢	5.75	¢	43.7
Total passenger revenue per ASM (TRASM) (cents)(4)	14.24	¢	11.57	¢	23.1
Average fare - scheduled service(5)	$76.90		$52.20		47.3
Average fare - air-related charges(5)	$69.55		$69.49		0.1
Average fare - third party products	$8.15		$6.63		22.9
Average fare - total	$154.60		$128.32		20.5
Average stage length (miles)	914		891		2.6
Fuel gallons consumed (thousands)	70,655		66,419		6.4
Average fuel cost per gallon	$4.15		$2.43		70.8

	Three Months Ended June 30, 2026
	Allegiant Air	Sun Country
AIRLINE OPERATING STATISTICS (BY SEGMENT)
Total system statistics:
Passengers	5,073,414	680,125
Available seat miles (ASMs) (thousands)	5,406,461	999,864
Departures	34,733	8,100
Scheduled service statistics:
Revenue passenger miles (RPMs) (thousands)	4,538,749	687,322
Available seat miles (ASMs) (thousands)	5,281,688	815,419
Block hours	80,881	11,378
Fuel cost per gallon, excluding indirect fuel credits	$4.19	$3.87
(1)Prior year figures are not comparable because Sun Country figures are only included beginning after May 13, 2026.
(2)Except load factor, which is percentage point change.
(3)Defined as scheduled service revenue divided by revenue passenger miles.
(4)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(5)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income (Loss)(1)
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2026	2025	YoY
OPERATING REVENUES:
Passenger	$1,494,290	$1,234,658	21.0%
Third party products	88,093	68,852	27.9
Fixed fee contracts	63,846	33,271	91.9
Cargo	27,586	—	NM
Other	2,106	51,677	NM
Total operating revenues	1,675,921	1,388,458	20.7
OPERATING EXPENSES:
Aircraft fuel	487,910	332,085	46.9
Salaries and benefits	468,403	445,541	5.1
Station operations	172,033	148,753	15.7
Depreciation and amortization	128,635	131,830	(2.4)
Maintenance and repairs	84,469	71,233	18.6
Sales and marketing	63,394	51,933	22.1
Aircraft rent	14,476	16,942	(14.6)
Other	60,649	76,259	(20.5)
Special charges, net of recoveries	93,734	116,369	NM
Total operating expenses	1,573,703	1,390,945	13.1
OPERATING INCOME (LOSS)	102,218	(2,487)	NM
OTHER (INCOME) EXPENSES:
Interest income	(17,554)	(22,294)	(21.3)
Interest expense	69,299	76,540	(9.5)
Capitalized interest	(9,227)	(11,050)	(16.5)
Other, net	(1,105)	941	(217.4)
Total other expenses	41,413	44,137	(6.2)
INCOME (LOSS) BEFORE INCOME TAXES	60,805	(46,624)	NM
INCOME TAX EXPENSE (BENEFIT)	23,187	(13,560)	NM
NET INCOME (LOSS)	$37,618	$(33,064)	NM
Earnings (loss) per share to common shareholders:
Basic	$1.80	($1.84)	NM
Diluted	$1.80	($1.84)	NM
Shares used for computation(2)(3):
Basic	20,542	17,989	14.2
Diluted	20,634	17,989	14.7

(1)Results include the financial performance of Sun Country only for the period from and after May 13, 2026.
(2)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
(3)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition and the period of time such shares were outstanding.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss(1)
(in thousands)
(Unaudited)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Allegiant	Sun Country(2)	Consolidated	Allegiant	Sunseeker	Consolidated
OPERATING REVENUES:
Passenger	$1,388,815	$105,475	$1,494,290	$1,234,658	$—	$1,234,658
Third party products	86,818	1,275	88,093	68,852	—	68,852
Fixed fee contracts	32,646	31,200	63,846	33,271	—	33,271
Cargo	—	27,586	27,586	—	—	—
Other	359	1,747	2,106	355	51,322	51,677
Total operating revenues	$1,508,638	$167,283	$1,675,921	$1,337,136	$51,322	$1,388,458
OPERATING EXPENSES:
Aircraft fuel	445,364	42,546	487,910	332,085	—	332,085
Salaries and benefits	419,422	48,981	468,403	423,859	21,682	445,541
Station operations	152,621	19,412	172,033	148,753	—	148,753
Depreciation and amortization	116,447	12,188	128,635	124,672	7,158	131,830
Maintenance and repairs	74,566	9,903	84,469	71,233	—	71,233
Sales and marketing	58,060	5,334	63,394	48,489	3,444	51,933
Aircraft rent	14,476	—	14,476	16,942	—	16,942
Other operating expenses	49,196	11,453	60,649	51,107	25,152	76,259
Special charges, net of recoveries	67,296	26,438	93,734	15,987	100,382	116,369
Total operating expenses	1,397,448	176,255	1,573,703	1,233,127	157,818	1,390,945
OPERATING INCOME (LOSS)	111,190	(8,972)	102,218	104,009	(106,496)	(2,487)
OTHER (INCOME) EXPENSES:
Interest income	(16,807)	(747)	(17,554)	(22,294)	—	(22,294)
Interest expense	64,427	4,872	69,299	57,070	19,470	76,540
Capitalized interest	(9,227)	—	(9,227)	(11,050)	—	(11,050)
Other non-operating expenses	(1,070)	(35)	(1,105)	941	—	941
Total other expenses	37,323	4,090	41,413	24,667	19,470	44,137
INCOME (LOSS) BEFORE INCOME TAXES	$73,867	$(13,062)	$60,805	$79,342	$(125,966)	$(46,624)

(1)    Segment results for 2025 only are presented for Allegiant and Sunseeker Resort, as Sunseeker Resort was sold in September 2025. Following the acquisition of Sun Country Airlines on May 13, 2026, segment results for 2026 are presented for Allegiant and Sun Country.
(2)    Results include the financial performance of Sun Country only for the period from and after May 13, 2026.

Allegiant Travel Company
Airline Operating Statistics(1)
(Unaudited)

	Six Months Ended June 30,				Percent Change(2)
	2026		2025		YoY
AIRLINE OPERATING STATISTICS (CONSOLIDATED)
Total system statistics:
Passengers	10,182,002		9,578,331		6.3%
Available seat miles (ASMs) (thousands)	11,536,867		11,250,993		2.5
Airline operating expense per ASM (CASM) (cents)	13.37	¢	10.96	¢	22.0
Airline operating CASM, excluding fuel, special charges, and cargo expenses (cents)	8.40	¢	7.87	¢	6.7
Departures	74,403		70,549		5.5
Block hours	183,475		172,620		6.3
Average stage length (miles)	906		909		(0.3)
Average block hours per aircraft per day	7.2		7.6		(5.3)
Full-time equivalent employees at end of period	8,484		5,980		41.9
Fuel gallons consumed (thousands)	133,492		132,089		1.1
ASMs per gallon of fuel	86.4		85.2		1.4
Average fuel cost per gallon	$3.65		$2.51		45.4
Scheduled service statistics:
Passengers	10,014,314		9,498,599		5.4
Revenue passenger miles (RPMs) (thousands)	9,436,965		8,881,650		6.3
Available seat miles (ASMs) (thousands)	11,088,667		10,934,232		1.4
Load factor	85.1%		81.2%		3.9
Departures	67,974		68,189		(0.3)
Block hours	168,756		167,394		0.8
Average seats per departure	176.6		175.0		0.9
Yield (cents)(3)	8.38	¢	6.38	¢	31.3
Total passenger revenue per ASM (TRASM) (cents)(4)	14.27	¢	11.92	¢	19.7
Average fare - scheduled service(5)	$78.99		$59.64		32.4
Average fare - air-related charges(5)	$70.22		$70.34		(0.2)
Average fare - third party products	$8.80		$7.25		21.4
Average fare - total	$158.01		$137.23		15.1
Average stage length (miles)	920		914		0.7
Fuel gallons consumed (thousands)	128,197		128,245		—
Average fuel cost per gallon	$3.65		$2.52		44.8

	Six Months Ended June 30, 2026
	Allegiant Air	Sun Country
AIRLINE OPERATING STATISTICS (BY SEGMENT)
Total system statistics:
Passengers	9,501,877	680,125
Available seat miles (ASMs) (thousands)	10,537,003	999,864
Departures	66,303	8,100
Scheduled service statistics:
Revenue passenger miles (RPMs) (thousands)	8,749,644	687,322
Available seat miles (ASMs) (thousands)	10,273,248	815,419
Block hours	157,378	11,378
Fuel cost per gallon, excluding indirect fuel credits	$3.63	$3.87
(1)Prior year figures are not comparable because Sun Country figures are only included beginning after May 13, 2026.
(2)Except load factor, which is percentage point change.
(3)Defined as scheduled service revenue divided by revenue passenger miles.
(4)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(5)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(in millions)	June 30, 2026 (unaudited)	December 31, 2025(1)	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$508.7	$172.7	194.6%
Short-term investments	544.8	633.0	(13.9)
Long-term investments	15.5	32.8	(52.7)
Total unrestricted cash and investments	1,069.0	838.5	27.5
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	318.7	118.1	169.9
Long-term debt and finance lease obligations, net of current maturities and related costs	2,460.8	1,681.5	46.3
Total debt	2,779.5	1,799.6	54.5
Debt, net of unrestricted cash and investments	1,710.5	961.1	78.0
Total Allegiant Travel Company shareholders’ equity	1,777.4	1,052.7	68.8
(1)    The December 31, 2025 figures do not include Sun Country as the acquisition did not close until May 13, 2026.

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic:
Net income (loss)	$(4,860)	$(65,166)	$37,618	$(33,064)
Less income allocated to participating securities	—	—	(540)	—
Net income (loss) attributable to common stock	$(4,860)	$(65,166)	$37,078	$(33,064)
Earnings (loss) per share, basic	$(0.21)	$(3.62)	$1.80	$(1.84)
Weighted-average shares outstanding(1)	22,852	17,995	20,542	17,989
Diluted:
Net income (loss)	$(4,860)	$(65,166)	$37,618	$(33,064)
Less income allocated to participating securities	—	—	(538)	—
Net income (loss) attributable to common stock	$(4,860)	$(65,166)	$37,080	$(33,064)
Earnings (loss) per share, diluted	$(0.21)	$(3.62)	$1.80	$(1.84)
Weighted-average shares outstanding(1)(2)	22,852	17,995	20,542	17,989
Dilutive effect of restricted stock	—	—	197	—
Adjusted weighted-average shares outstanding under treasury stock method	22,852	17,995	20,739	17,989
Participating securities excluded under two-class method	—	—	(105)	—
Adjusted weighted-average shares outstanding under two-class method	22,852	17,995	20,634	17,989
(1)The number of shares used for the earnings per share calculations are significantly impacted by the issuance of shares in connection with the Sun Country acquisition and the period of time such shares were outstanding.
(2)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income, which exclude special charges related to (i) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker Resort, (ii) other charges related to the sale of Sunseeker, and (iii) the airline special charges listed in the table below. We also present adjusted consolidated interest expense, adjusted consolidated income before income taxes, adjusted consolidated net income, and adjusted consolidated diluted earnings per share, which exclude the special charges described above and losses on extinguishment of debt.

We present adjusted airline-only operating expense, adjusted airline-only operating income, adjusted airline-only income before income taxes, adjusted airline-only net income, and adjusted airline-only diluted earnings per share which exclude special charges and other costs related to (i) aircraft accelerated depreciation on early retirement of certain airframes, (ii) accelerated amortization of software identified to be redeveloped, (iii) costs related to the Sun Country acquisition, (iv) a credit loss on a note receivable, and (v) losses on extinguishment of debt.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airlines and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense, special charges, and cargo expenses. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. Cargo expenses are excluded because they do not relate to available seat miles. We believe the adjustments for fuel expense, airline special charges, and cargo expenses allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, and estimated adjusted earnings per share, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and losses on the extinguishment of debt. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers (other than the estimated adjusted earnings per share and adjusted operating margin figures) to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income, and earnings per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Special Charges (millions)
Accelerated depreciation on airframes identified for early retirement	$1.3	$2.5	$2.7	$3.9
Accelerated amortization of software identified for redevelopment	10.0	—	19.9	—
Integration costs	55.2	—	64.8	—
Organizational restructuring	—	12.1	—	12.1
Credit loss on note receivable	—	—	7.0	—
Airline special charges(2)	66.5	14.6	94.4	16.0
Sunseeker special charges, net of recoveries(2)	(0.6)	103.3	(0.7)	100.4
Consolidated special charges, net of recoveries(2)	$66.0	$117.9	$93.7	$116.4

	Three Months Ended June 30, 2026
	Consolidated			Allegiant Air			Sun Country(4)
Reconciliation of adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted interest expense, and adjusted income before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$943.5	$—	$943.5	$776.2	$—	$776.2	$167.3	$—	$167.3
Total operating expenses	922.4	(66.0)	856.4	746.1	(39.5)	706.6	176.3	(26.4)	149.8
Operating income (loss)	$21.1	$66.0	$87.1	$30.1	$39.5	$69.6	$(9.0)	$26.4	$17.5
Operating margin (percent)	2.2		9.2	3.9		9.0	(5.4)		10.4

Interest expense	$40.1	$(3.7)	$36.3	$35.2	$(3.7)	$31.5	$4.9	$—	$4.9

INCOME (LOSS) BEFORE INCOME TAXES	$(5.2)	$69.7	$64.5	$7.8	$43.3	$51.1	$(13.1)	$26.4	$13.4

	Three Months Ended June 30, 2025
	Consolidated			Allegiant Air			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$689.4	$—	$689.4	$668.8	$—	$668.8	$20.6	$—	$20.6
Total operating expenses	756.9	(117.9)	638.9	625.6	(14.6)	611.0	131.3	(103.3)	28.0
Operating income (loss)	$(67.5)	$117.9	$50.4	$43.2	$14.6	$57.8	$(110.6)	$103.3	$(7.3)
Operating margin (percent)	(9.8)		7.3	6.5		8.6	NM		(35.5)

INCOME (LOSS) BEFORE INCOME TAXES	$(88.6)	$117.9	29.4	$29.7	$14.6	$44.3	$(118.3)	$103.3	$(15.0)

	Six Months Ended June 30, 2026
	Consolidated			Allegiant Air			Sun Country(4)
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$1,675.9	$—	$1,675.9	$1,508.6	$—	$1,508.6	$167.3	$—	$167.3
Total operating expenses	1,573.7	(93.7)	1,480.0	1,397.4	(67.3)	1,330.2	176.3	(26.4)	149.8
Operating income (loss)	$102.2	$93.7	$196.0	$111.2	$67.3	$178.5	$(9.0)	$26.4	$17.5
Operating margin (percent)	6.1		11.7	7.4		11.8	(5.4)%		10.4

Interest expense	$69.3	$(3.7)	$65.6	$64.4	$(3.7)	$60.7	$4.9	$—	$4.9

INCOME (LOSS) BEFORE INCOME TAXES	$60.8	$97.5	$158.3	$73.9	$71.0	$144.9	$(13.1)	$26.4	$13.4

	Six Months Ended June 30, 2025
	Consolidated			Allegiant Air			Sunseeker
Reconciliation of adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted interest expense, and adjusted income (loss) before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)
Total operating revenues	$1,388.5	$—	$1,388.5	$1,337.1	$—	$1,337.1	$51.3	$—	$51.3
Total operating expenses	1,390.9	(116.4)	1,274.6	1,233.1	(16.0)	1,217.1	157.8	(100.4)	57.4
Operating income (loss)	$(2.5)	$116.4	$113.9	$104.0	$16.0	$120.0	$(106.5)	$100.4	$(6.1)
Operating margin (percent)	(0.2)		8.2	7.8		9.0	NM		(11.9)

Interest expense	$76.5	$(3.4)	$73.1	$57.1	$—	$57.1	$19.5	$(3.4)	$16.1

INCOME (LOSS) BEFORE INCOME TAXES	$(46.6)	$119.8	$73.2	$79.3	$16.0	$95.3	$(126.0)	$103.8	$(22.2)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Consolidated EBITDA and adjusted consolidated EBITDA (millions)(4)
Net income as reported (GAAP)	$(4.9)	$(65.2)	$37.6	$(33.1)
Interest expense, net	26.3	20.8	42.5	43.2
Income tax expense	(0.4)	(23.4)	23.2	(13.6)
Depreciation and amortization	70.7	68.5	128.6	131.8
Consolidated EBITDA(1)	$91.8	$0.8	$232.0	$128.4
Special charges, net of recoveries(2)	66.0	117.9	93.7	116.4
Adjusted consolidated EBITDA(1)(2)	$157.7	$118.7	$325.7	$244.8
Adjusted consolidated EBITDA margin(1)(2)	16.7%	17.2%	19.4%	17.6%

Adjusted Allegiant Air-only EBITDA (millions)
Allegiant income before income taxes as reported (GAAP)	$7.8	$29.7	$73.9	$79.3
Allegiant special charges(2)	39.5	14.6	67.3	16.0
Allegiant interest expense, net(3)	22.2	13.2	38.4	23.7
Allegiant depreciation and amortization	58.5	65.0	116.4	124.7
Allegiant-only EBITDA(1)(2)(3)	$128.0	$122.5	$296.0	$243.7
Allegiant-only EBITDA margin(1)(2)(3)	16.5%	18.3%	19.6%	18.2%

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
Consolidated	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$(4.9)		$(65.2)
Less: Net income allocated to participating securities	—		—
Net income (loss) attributable to common stock (GAAP)	$(4.9)	$(0.21)	$(65.2)	$(3.62)

Plus: Loss on extinguishment of debt(3)	3.7	0.16	—	—
Plus: Special charges, net of recoveries(2)	66.0	2.89	117.9	6.55
Minus: Income tax effect of adjustments above	(13.8)	(0.60)	(30.0)	(1.67)
Adjusted net income(1)	$51.1		$22.7

Less: Adjusted consolidated net income allocated to participating securities	(0.8)	(0.03)	(0.5)	(0.03)
Effect of dilutive securities		(0.01)		—
Adjusted net income attributable to common stock(1)	$50.3	$2.19	$22.2	$1.23

Shares used for diluted computation (GAAP) (thousands)		22,852		17,995
Shares used for diluted computation (adjusted) (thousands)		22,975		18,027

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
Consolidated	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$37.6		$(33.1)
Less: Net income allocated to participating securities	(0.5)		—
Net income (loss) attributable to common stock (GAAP)	$37.1	$1.80	$(33.1)	$(1.84)

Plus: Net income allocated to participating securities	0.5	0.03	—	—
Plus: Loss on extinguishment of debt(3)	3.7	0.18	3.4	0.19
Plus: Special charges, net of recoveries(2)	93.7	4.54	116.4	6.47
Minus: Income tax effect of adjustments above	(14.4)	(0.70)	(30.5)	(1.70)
Adjusted net income(1)	$120.7		$56.2

Less: Adjusted consolidated net income allocated to participating securities	(1.7)	(0.08)	(1.4)	(0.08)
Effect of dilutive securities		—		(0.01)
Adjusted net income attributable to common stock(1)	$119.0	$5.77	$54.8	$3.03

Shares used for diluted computation (GAAP) (thousands)		20,634		17,989
Shares used for diluted computation (adjusted) (thousands)		20,634		18,076

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of adjusted airline-only operating CASM excluding fuel, special charges and cargo (millions)
Consolidated operating expenses (GAAP)	$922.4	$756.9	$1,573.7	$1,390.9
Minus: Sunseeker operating expenses	—	131.3	—	157.8
Airline-only operating expenses	922.4	625.6	1,573.7	1,233.1
Minus: airline special charges(2)	66.0	14.6	93.7	16.0
Minus: fuel expenses	307.7	165.8	487.9	332.1
Minus: cargo expenses	24.1	—	24.1	—
Adjusted airline-only operating expenses, excluding fuel, special charges and cargo expenses(1)(2)	$524.6	$445.2	$968.0	$885.0

System available seat miles (millions)(5)	6,406.3	5,799.4	11,536.9	11,251.0
Airline-only cost per available seat mile (cents)	13.89	10.79	13.37	10.96
Adjusted airline-only cost per available seat mile excluding fuel, special charges and cargo expenses (cents)(2)(3)	8.19	7.68	8.40	7.87

(1)Denotes non-GAAP figure.
(2)In 2026 and 2025, we recognized certain expenses as special charges related to both: (1) Airline activities including accelerated depreciation on airframes identified for early retirement, accelerated amortization of software identified for redevelopment, costs related to the Sun Country Airlines acquisition, organizational restructuring, and a credit loss on a note receivable, and (2) Sunseeker Resort including costs related to the sale of the resort and weather-related damages (net of recoveries). For a listing of these charges, see the special charges table above. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In 2026 and 2025, the Company incurred losses on debt extinguishment related to prepayment of debt facilities. These are added back, where appropriate, in our adjusted results.
(4)Results include the financial performance of Sun Country only for the period from and after May 13, 2026.
(5)Available seat miles do not include cargo.
*    Note that amounts may not recalculate due to rounding